Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2022 relating to the consolidated financial statements of Ocwen Financial Corporation, and the effectiveness of Ocwen Financial Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ocwen Financial Corporation for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

New York, New York

August 30, 2022